Exhibit 99.3

“Zipcar to combine with Avis Budget to accelerate mission of ‘Wheels when you want them’ <LINK TO RELEASE / LINK TO CUSTOMER LETTER>” - FROM CORPORATE/LOCAL HANDLES

“Great news for Zipsters! <LINK TO RELEASE / LINK TO CUSTOMER LETTER>” - FROM CORPORATE/LOCAL HANDLES

“Zipcar plans to continue the revolution in mobility as part of Avis Budget Group” < LINK TO RELEASE > - FROM SCOTT GRIFFITH’S HANDLE